As filed with the Securities and Exchange Commission on June 2,
1995

                              Registration No. 33-______________


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                      ------------------
                           FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                      ------------------
                            XCL LTD.
     (Exact name of Registrant as Specified in its Charter)

        Delaware                              51-0305643
(State or Other Jurisdiction of             (I.R.S. Employer
Incorporation or Organization)           Identification Number)

       110 Rue Jean Lafitte
       Lafayette, Louisiana                      70508
(Address of Principal Executive Offices)       (Zip Code)

                   LONG TERM STOCK INCENTIVE PLAN
                        (Full Title of Plan)

                       David A. Melman, Esq.,
            Executive Vice President and Secretary
                             XCL Ltd.
                     110 Rue Jean Lafitte
                 Lafayette, Louisiana  70508
           (Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service:
                         (318) 237-0325

                             Copy to:
                     Peter A. Basilevsky, Esq.
                 Satterlee Stephens Burke & Burke
                         230 Park Avenue
                   New York, New York  10169-0079
                          (212) 818-9200

                 CALCULATION OF REGISTRATION FEE

                                      Proposed Maximum  Proposed Maximum    Amount of
Title of Securities  Amount to be     Offering Price       Aggregate         Registration
 to be Registered    Registered <F1>  Per Share <F2>    Offering Price <F2>    Fee
Common Stock,
$.01 par value      1,500,000 Shares       $0.75          $1,125,000.00         $378.93

<F1>
The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Plan.
<F2>
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on May 30, 1995, as reported on the American Stock Exchange.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE
PROSPECTUS RELATED TO THIS REGISTRATION STATEMENT ALSO COVERS
15,000,000 SHARES OF COMMON STOCK REGISTERED UNDER REGISTRATION
STATEMENT NO. 33-62956 ON FORM S-8.

                      SUMMARY PLAN DESCRIPTION

                               XCL LTD.

                    LONG TERM STOCK INCENTIVE PLAN

                          -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------

     No person has been authorized to give any information or to make any representation not contained in this Summary Plan
Description and, if given or made, such information or representation must not be relied upon as having been authorized.

            The date of this part of the prospectus is
                           June 2, 1995.

      This document constitutes part of a prospectus covering
           securities that have been registered under the Securities Act of 1933.


                PURPOSE OF SUMMARY PLAN DESCRIPTION

     The purpose of this Summary Plan Description is to give you a brief summary of the main provisions of the Long Term Stock Incentive Plan (the "Plan") of XCL Ltd. (the "Company"). It does not contain the official text of the Plans. The complete terms of the Plan are set forth in the official text of the Plan, which is available for examination upon request. In the event of any difference between this Summary Plan Description and the provisions of the Plan itself, the official text of the Plan will govern. Matters of the interpretation and application of the plan are determined by the Compensation Advisory Committee of the Board of Directors (the "Committee").

     This Summary Plan Description describes the provisions of the Plan in effect as of June 2, 1995. You will be notified of any material changes in the terms of the Plan.

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, NY 10048; 1401 Brickell Avenue, Suite 200, Miami, FL 33131; Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; 1801 California Street, Suite 4800, Denver, CO 80202-2648; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036-3648. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on The American Stock Exchange ("AMEX"), and such material may also be inspected at 86 Trinity Place, New York, New York 10006. Updated information with respect to the securities and the Plan covered herein may be provided in the future to participants in the Plan by means of supplements or appendices to this Summary Plan Description.

     This Summary Plan Description does not contain all the information set forth in the Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") filed with the Commission in Washington, D.C., of which this Summary Plan Description is a part. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement. Items of information omitted from this Summary Plan Description but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission identified above.

              INFORMATION INCORPORATED BY REFERENCE AND
                        OBTAINMENT OF COPIES

     The Company will provide without charge to each person to whom a Summary Plan Description is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Summary Plan Description is a part, including the following documents which are incorporated herein by reference:

     (a)     Annual Report on Form 10-K for the fiscal year ended
December 31, 1994, as amended;

     (b)     Quarterly Report on Form 10-Q for the quarter ended
March 31, 1995;

     (c)     Proxy Statement dated May 15, 1995;

     (d)     Current Report on Form 8-K dated May 18, 1995;

     (e) The description of the Company's Common Stock contained in "Item 4. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-B, dated July 26, 1988 filed under Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and

     (f) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to a filing of a post-effective amendment, which indicates that all securities offered under the Plan have been sold or which de-registers all securities by reference herein, as a part hereof from the date of the filing of such reports and documents. Any statement contained herein or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Summary Plan Description to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Summary Plan Description, except as so modified or superseded.

     The Company will not provide copies of exhibits unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates. Requests should be addressed to Secretary, XCL Ltd., 110 Rue Jean Lafitte, Lafayette, LA 70508 (Telephone Number (318) 237-0325).

                             THE COMPANY

     The Company has previously filed a Registration Statement with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 16,500,000 shares of its common stock, $.01 par value ("Common Stock"), which may hereafter be purchased by the exercise of options which have been and which may be granted pursuant to the Company's Long Term Stock Incentive Plan (the "Plan").

     The Company was formed in 1981 as a Louisiana corporation, and redomesticated as a Delaware corporation in March 1988. It has its principal executive office at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508. The Company is a Delaware holding company, engaged through subsidiaries in oil and gas exploration and production.


                THE LONG TERM STOCK INCENTIVE PLAN

     Nature and Purpose. At the Annual Meeting of the Shareholders of the Company held on June 2, 1992, the shareholders adopted the Long Term Stock Incentive Plan, under which 15,000,000 shares of Common Stock were reserved for issuance upon exercise of options to be granted thereunder ("Unissued Options") and for issuance upon exercise of options issued under the Plan in exchange for options previously granted under existing employee benefit plans of the Company (registered with the Commission on Form S-8 (File No. 33-21891)) under the Securities Act ("Prior Options"). Prior Options and Unissued Options are collectively referred to as "Options". The purpose of the Plan is to assist the Company in employing and retaining qualified and competent personnel and to encourage valuable contributions by such personnel to the success of the Company by providing additional incentive to those employees and others who contribute significantly to the successful and profitable operations of the Company and its affiliates. The Board of Directors may modify or terminate the provisions of the Plan at any time, subject to certain limitations. See "Termination and Amendment" below.

     Options authorized under the Plan include: incentive stock options ("ISOs") which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); stock options which are "non-qualified" for federal income tax purposes ("NQOs"); reload options ("ROs") which allow the granting of additional options when an employee pays the option exercise price with previously owned stock; restricted stock awards ("RSAs") which are awards of stock that are subject to forfeiture in the event of premature termination of employment, failure of the Company to meet certain performance objectives, or other conditions; performance units ("PUs") which are share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the Committee; and "tax withholding" which provides the employee with the option of having the Company withhold shares on exercise of an award under the Plan to satisfy any applicable withholding requirements. ISOs, NQOs, PUs, and RSAs are collectively referred to as "Awards".

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. Additional Information regarding the Plan may be obtained by writing to the Company at its principal office. Inquiries should be addressed to: Secretary c/o XCL Ltd., 110 Rue Jean Lafitte, Lafayette, Louisiana 70508.

     Recent Amendments to the Plan.     On July 1, 1994,
shareholders approved amendments to the Plan to increase the number of shares reserved for issuance under the Plan by an additional 1,500,000 shares to 16,500,000 shares and to increase the limitation on the total number of shares subject to options that could be granted to directors under such Plan to 13,200,000 shares of which 3,300,000 shares could be granted to non-employee directors.

     Administration. The Plan will be administered by the Committee, which shall consist of at least two (2) directors, appointed by the Board, who are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time. During the one-year period prior to becoming a member of such Committee, and during such service as a Committee member, respectively, each disinterested person may not have been granted and will not be granted an Award under the Plan or other equity securities of the Company under any other plan of the Company, except pursuant to a "formula plan" as defined in Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time (including, for this purpose, an Award made to non-employee directors). The Board may from time to time remove members from
or add members to the Committee.   Vacancies in the Committee,
however caused, shall be filled by the Board.

     Subject to the express terms and conditions of the Plan, the Committee shall have full power to make Awards, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

     Except as otherwise provided in the Plan, the Committee may determine which persons shall be granted Awards and the number of shares subject to Awards and the time at which Awards shall be made.

     The Committee shall report to the Board the names of persons granted Awards, the number of shares involved, and the terms and conditions of each Award.

     No member of the Board or of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any option or award and service on the Committee shall constitute service as a director, entitling such Committee member to indemnification and reimbursement for such service to the same extent as for service rendered as a director.

     Stock Available under Plan. The stock subject to an Award is Common Stock. Subject to adjustment in the event of a recapitalization or reorganization, the total number of shares of Common Stock with respect to which Awards may be granted is 16,500,000 shares; provided, however, that the maximum number of shares that may be available for Awards to directors of the Company under this Plan is limited to 13,200,000 and the maximum number of shares that shall be available for Awards to non-employee directors is limited to 3,300,000. Any shares represented by Awards which are canceled, forfeited, terminated or expire unexercised shall again be available for grants and issuance under the Plan.

     Eligibility. Persons eligible for Awards under the Plan shall be limited to such key employees of the Company (including directors of the Company) who have substantial responsibility in the direction and management of the Company and certain other individuals who, while not employees of the Company, are identified by the Committee or the Board as persons who can render a valuable contribution to the direction and success of the Company's efforts. Except in the case of non-employee directors, the Committee shall have the sole discretion to select those persons eligible for Awards. Options granted under the Plan will be evidenced by a written stock option agreement (the "Agreement") in a form determined by the Committee.

     Option Price. The Committee shall determine the option price of all NQOs and all ISOs; provided however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date the option is granted and, provided, further, that in the case of an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates ("Stockholder Employee") on the date of grant, the option price of an ISO shall be at least 110% of the then fair market value of the Common Stock.

     Option Term. The Committee shall determine the expiration date of an Option; provided, however, in the case of ISOs, the term shall expire no later than one day prior to the end of ten years from the date the option was granted, and, provided, further, that ISOs granted to employees who are Stockholder Employees on the date of grant shall expire no later than one day prior to the end of five years from the date of grant. Options may terminate earlier as provided herein.

     Exercise of Options. The Committee shall determine when Options are exercisable, in whole or in part, provided, however, that under no circumstances will an option be exercisable within 6 months (or such greater or lesser period prescribed or permitted by any applicable rule promulgated under the Exchange Act, including without limitation Rule 16(b)-3, as in effect from time to time) from its date of grant. Options may be exercised at an earlier date upon the occurrence of an event which constitutes "change in control" (as defined herein) of the Company or termination of employment due to retirement, death or disability.

     In the event an optionee exercises a NQO by payment of all or a portion of the exercise price with shares of Common Stock which the optionee has owned for at least six months, the optionee may receive a RO in the form a new NQO to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used in payment of the exercise price of the original option. The award of a RO will be made in the sole discretion of the Committee.

     Manner of Exercise. Options may be exercised by written notice to the Company in the manner provided in the applicable Agreement. Upon exercise of Options and payment of the exercise price, shares will be issued by the Company out of the amount so authorized under the Plan. In the event the Common Stock issuable upon exercise of an option is not registered under the Securities Act, the Company will require that the registered owner deliver an investment representation in the form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of the same. The amount of proceeds to be received by the Company upon the exercise of options will depend on the number of options exercised and the option price paid. The exercise price of an Option shall be paid for in full with (i) cash (including a certified or official bank check or the equivalent which is acceptable to the Company), (ii) the equivalent fair market value of shares of Common Stock, properly endorsed, (iii) the equivalent fair market value of any other property acceptable to the Company, or (iv) any combination of
(i), (ii), and (iii). In the case of an NQO, a separate check in the amount of the Federal withholding tax due as a result of the exercise must accompany the payment for the shares unless the Committee permits the employee to satisfy such obligation, in whole or in part, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may determine from time to time in compliance with the provisions of Rule 16b-3(e) promulgated under the Exchange Act. The Committee may require any person entitled to receive payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements.

     Termination of Employment. In the case of NQOs, the Committee shall determine the applicable provisions for death, disability and termination of employment. In the case of ISOs,
(i) on termination of an optionee's employment with the Company other than by reason of death or disability, the optionee shall have the right to exercise his then outstanding ISOs within three months of such termination to the extent he was entitled to exercise the same immediately prior to termination; and (ii) on termination of employment by reason of death or disability, the optionee, his estate, personal representative, or beneficiary shall have the right to exercise his then outstanding ISOs at any time within twelve months from the date of death or termination of employment by reason of disability for the full number of shares subject to ISOs at the date of termination of employment by reason of death or disability, irrespective of any vesting provisions except that, pursuant to Rule 16(b)-3 of the Exchange Act, no option will be exercisable within six months from its date of grant. For this purpose, disability means permanent and total disability which prevents an optionee from engaging in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least twelve months.

     Merger, Consolidation, Recapitalization or Reorganization. In the event that the outstanding shares of Common Stock of the Company are increased, decreased or changed or converted into other securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend on all the outstanding shares of Common Stock payable in stock, the number and kind of shares for the purchase of which options may be granted under the Plan shall be automatically adjusted to reflect the change and, in addition, outstanding unexercised options shall be similarly adjusted, to the end that the optionee's proportionate interest in the Company will remain unchanged. Any such adjustment shall be made without change of the total price applicable to outstanding unexercised options, but with a corresponding adjustment in the Option price per share.

     Restrictions on Transferability. All Options granted under this Plan shall be non-assignable and non-transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee, the Option is exercisable only by him, or, in the case of his incapacity, by his legal representative.

     Resale of Shares. Shares of the Company's Common Stock purchased upon the exercise of Options granted under the Plan may be resold freely except that any optionee deemed to be an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act may not sell such shares unless they have been registered by the Company for resale by such optionee or unless the shares are sold pursuant to an exemption from registration under the Securities Act, such as that provided by Rule 144, which contains limitations on the manner of sale and the amount of shares that may be sold during any three month period.

     Restricted Stock Awards. Except as otherwise provided in the Plan, the Committee has the sole discretion to determine the restrictions that apply to each RSA (including, without limitation, the time and manner of vesting, provisions applicable on death, disability or other termination of employment, conditions of forfeiture and whether any consideration should be paid by the grantee). Any such restrictions will be embodied in the applicable Agreement and in a legend placed on the certificate for the RSA. As soon as practicable following a grant of a RSA, the Company will transfer to the name of the grantee the awarded shares. A certificate or certificates for all shares of Restricted Stock registered in the name of a grantee will be promptly drawn and held for the grantee by the Company. The grantee will thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. As the restrictions described above are released, a certificate, without the legend described above, for the number of shares with respect to which restrictions have been released will be delivered to the grantee as soon as practicable. Any new, additional or different securities, cash or other property the grantee may become entitled to receive shall be subject to the same restrictions applicable to the RSA with respect to which such new, additional or different securities or property are received. Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions lapse.

     Performance Units. The Committee may grant PUs entitling the holder to receive a fixed or variable number of share-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as set forth in the applicable Agreement. PUs may be paid in cash or in a combination of cash and shares of Common Stock, as the Committee determines. PUs represent an unsecured and unfunded promise to pay the fair market value of the shares of Common Stock represented by the Units and the holder shall have no rights other than as a general creditor of the Company. PUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except as provided in the applicable Agreement.

     Change in Control. Notwithstanding any provision in the Plan to the contrary, (i) each Option granted under the Plan shall become immediately exercisable, in whole or in part, at the election of the Optionee; (ii) the restrictions applicable to each share of Restricted Stock shall immediately lapse; and (iii) payment of Performance Units shall be immediately due upon the occurrence of an event which constitutes a change of control of the Company, provided that under no circumstances shall an option be exercisable within six months (or such greater or lesser period prescribed or permitted by any applicable rule promulgated under the Exchange Act, including, without limitation, Rule 16(b)-
3) from its grant date. For purposes of this clause, a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (Y) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Company or any person who on the date the Plan is amended is a director or officer of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, unless such person owns, directly or indirectly, as of the date the Plan is amended, more than 25% of the combined voting power of the Company's then outstanding securities, in which case, if any such person (a "Major Stockholder") becomes the beneficial owner, directly or indirectly, of 33-1/3% or more of the combined voting power of the Company's then outstanding securities, and (2) either (i) to the extent any such increase in a Major Stockholder's beneficial ownership results from a redemption or purchase by the Company of its securities, or (ii) if the Board, by vote of two-thirds (2/3) of the full Board, in good faith, determines (hereinafter referred to as a "Determination") both (A) that such acquisition does not constitute, in fact, a change in the control of the Company and (B) that such Major Stockholder does not and cannot then control the Company or (Z) during any period of two consecutive years prior to the date of such Determination, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     Termination and Amendment. The Plan will expire on June 1, 2002, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan will not alter or impair, without the consent of the optionee or grantee, any of the rights or obligations of any Award made under the Plan. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action of the Board may alter the provisions of the Plan so as to alter any outstanding Awards to the detriment of the optionee or grantee without his consent, and, no amendment to the Plan may be made without stockholder approval if such amendment would (i) increase (except in the event of a recapitalization or reorganization) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of individuals entitled to participate under the Plan; or (iii) withdraw the administration of the Plan from a committee consisting of at least two "disinterested persons".
The Committee may, from time to time, alter, amend, cancel or terminate any outstanding Award, in any manner not inconsistent with the Plan; provided, however, that no such action of the Committee may alter, amend, cancel or terminate an Award to the detriment of the optionee or grantee without his consent, including, (i) to change the date or dates as of which an Award becomes exercisable, is deemed earned, or becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as the Committee determines appropriate. The provisions of the Plan regarding non-employee director option grants may not be amended more than once every six months except to comport with changes to the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything in the Plan to the contrary, the Board shall have the power to amend the Plan to conform the Plan to all applicable requirements of the law.

     Prior Options. Any individual who, on June 2, 1992, held an unexpired and unexercised option under the Company's 1983, 1985, 1986, or 1987 (qualified) Incentive Stock Option and (nonqualified) Stock Option Plans (a "Prior Option"), may replace his Prior Option with a new ISO or NQO for an equivalent number of shares; provided, however, subject to the above provisions under the heading "Option Price", the exercise price of such new ISOs shall not be less than the Fair Market Value of the Common Stock on the date of grant, which shall be deemed to be the date on which the optionee executes and delivers a new Agreement. Subject to the provisions governing holding period requirements under Rule 16(b)-3 of the Exchange Act, each new option will be vested to the same extent that the Prior Option was vested (with the optionee getting credit for any prior service to the Company). Any optionee surrendering a Prior Option which qualified as an ISO under Section 422 of the Code will receive the number of NQOs for the balance of any such qualified Prior Options which are not available for grant on a one-to-one basis because the $100,000 limitation set forth in Section 422(d) of the Code would be exceeded.

     Options for an aggregate of 12,585,173 shares were outstanding at May 15, 1994, of which options for 9,979,000 shares were held by executive officers. Of the total options outstanding, options for 4,908,773 shares are ISOs and options for 7,676,400 shares are NQOs.

Federal Income Tax Consequences

     The following discussion is a summary of the Federal income tax consequences to optionees and to the Company with respect to Awards of Options, Restricted Stock, and Performance Units under the Plan. SINCE THE APPLICATION OF THE GENERAL TAX CONSEQUENCES DESCRIBED HEREIN MAY VARY DEPENDING UPON AN OPTIONEE'S INDIVIDUAL CIRCUMSTANCES, OPTIONEES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM THE GRANT OR EXERCISE OF SUCH OPTIONS.


     Incentive Stock Options (ISOs). No income is generally recognized by an optionee when an ISO is granted or exercised.
If the stock obtained upon exercise of an ISO is sold more than one year after exercise and two years after grant, the difference between the option price and the amount realized on the sale will be treated as long-term capital gain, which presently is subject to tax at a maximum rate of 28%. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof if the stock is held by the optionee for the requisite periods.

     If, however, the stock acquired upon exercise of an ISO is sold less than one year after the exercise or less than two years after grant, the lesser of (i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price will be treated as ordinary income, which presently is subject to tax at a maximum rate of 39.6%, and the Company will be entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, will be treated as long-term or short-term capital gain, depending on the length of time the stock is held.

     The excess of the fair market value of the stock over the option price on the date of exercise of an ISO will constitute an adjustment for alternative minimum tax purposes which may result in the optionee being subject to the alternative minimum tax.

     Nonqualified Stock Options (NQOs). No income is recognized by an optionee when an NQO (including a Reload Option) is granted. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in the amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company will be required to withhold tax thereon and will be entitled to a deduction at the same time an in an amount corresponding to such difference. The Company may permit an optionee to satisfy the withholding tax obligation, in whole or in part, by withholding shares of Common Stock that would otherwise be received by the optionee upon exercise of an NQO. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as capital gain or loss.

     Stock acquired by "Insiders" (i.e., officers, directors or persons holding 10% of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Exchange Act) upon exercise of NQOs within six (6) months of the date of grant constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring
Section 16(b) liability (generally six months after the date of grant of the option) and he will realize ordinary income in an amount equal to the difference between the option price and the fair market value of the stock on that date.

     $100,000 Exercise Limitation for ISOs. If the aggregate fair market value of stock (determined at date of grant) with respect to which ISOs granted under any Plan after December 31, 1986 becomes exercisable for the first time (whether by passing of an anniversary date, acceleration or otherwise) during any one calendar year exceeds $100,000, the excess will be treated for tax purposes as NQOs, with options being taken into account therefor in the order of grant.

     Payment with Common Stock. The Plan allows an optionee to deliver Common Stock of the Company he already owns in payment of the option price for either an ISO or an NQO. For any shares of Common Stock so exchanged, an amount equal to the fair market value thereof on the date tendered will be credited against the option price.

     In the event Common Stock is used to pay the option price for an NQO, gain or loss will not be recognized in connection with such exchange to the extent that the number of shares of stock received on exercise does not exceed the number of shares of stock surrendered. The optionee's basis in the new shares will be equal to the basis of the stock surrendered and the holding period thereof will include the holding period of the shares exchanged. The fair market value of any additional shares received upon exercise of an NQO in exchange for stock (less any cash or other property paid in connection with the exercise) will constitute compensation to the optionee taxable as ordinary income. The optionee's basis in these additional shares will be equal to the amount of compensation included in income plus any cash or value of other property paid upon exercise, and the holding period therefor will begin on the date of the exchange.

     In the event Common Stock is used to pay the option price for an ISO, gain or loss normally will not be recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, proposed Treasury Regulations provide that the optionee's basis in these shares will be equal to the basis of the stock surrendered and, except as provided below, has the same holding period as the stock surrendered. To the extent that the optionee receives a number of shares in excess of the number of shares surrendered, the optionee's basis in such additional shares is zero (plus any cash paid in connection with the exercise) and the holding period for such additional shares will begin on the date of such exchange.

     If Common Stock acquired upon the exercise of an ISO is delivered in payment of the option price upon the exercise of a second ISO before the stock was held for the requisite holding period, then the stock so delivered will not be eligible for tax-free treatment in the exchange, but instead the optionee generally will be required to recognize ordinary income at the time such stock is delivered in an amount equal to the difference between the fair market value of the stock on the date of exercise of the first ISO and the option price of the first ISO. If the fair market value of such stock on the date of delivery is lower than the fair market value on the date of exercise of the first ISO, then the ordinary income generally will be measured by the difference between the fair market value of such stock on the date of delivery and the option price of the first ISO.

     There are special complex rules pertaining to the disposition of shares within one year of exercise or two years from the date of grant of an ISO where, upon exercise of such ISO, outstanding shares of Common Stock were used in full or partial payment of the option price. Under these rules a substantial portion of the proceeds of disposition could be treated as ordinary compensation income and not capital gains as might otherwise be expected.

     Restricted Stock. Restricted Stock awarded to an employee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Committee. In general, the receipt of Restricted Stock will not result in the recognition of income by an employee until such time as the shares are either not forfeitable or are transferable. Upon the lapse of such restrictions, the employee will be required to include as ordinary income the difference between the amount paid for the Restricted Stock, if any, and the fair market value of such stock on the date the restrictions lapse, and the Company will be entitled to a corresponding deduction. Employees receiving Restricted Stock Awards may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. In this event, the Company would receive a corresponding deduction. Employees making this election would treat any gain or loss realized on a sale of the Restricted Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Restricted Stock pursuant to the restrictions imposed by the Committee.

     Performance Units. An Award of Performance Units will not be included in income by the employee or deducted by the Company because it represents only an unsecured promise by the Company to make a future payment, the amount of which is contingent upon the value of the Company's Common Stock. Upon payment of the cash or shares of Common Stock to the employee pursuant to the Performance Unit, the employee will be required to include as ordinary income the full value of such cash or shares, and the Company will be entitled to a corresponding deduction.

     In view of the complexity of the tax aspects of transactions involving the exercise of Options and dispositions of shares of Common Stock acquired upon or delivered as payment upon exercise of Options, and since the impact of taxes will vary, each optionee should consult his own advisor to determine the tax consequences in his particular circumstances.

                           LEGAL MATTERS

     The validity of the shares of Common Stock of the Company offered hereby have been passed upon by Messrs. Satterlee
Stephens Burke & Burke LLP, 230 Park Avenue, New York, New York
10169-0079, as counsel for the Company.

                       ADDITIONAL INFORMATION

     Participants may obtain additional information about the Plan and the Committee by writing or calling the Secretary, XCL
Ltd., 110 Rue Jean Lafitte, Lafayette, LA  70508 (Telephone
Number (318) 237-0325).

                             PART II

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended; (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (c) Proxy Statement dated May 15, 1995; (d) Current Report on Form 8-K dated May 18, 1995; and (e) the description of the Registrant's Common Stock contained in "Item 4. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-B, dated July 26, 1988 filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that directors shall have no personal liability for monetary damages for breach of fiduciary duty, while Section 145 permits the indemnification of officers and directors under stated circumstances as provided therein. Article NINTH of the Company's Certificate of Incorporation contains provisions relieving directors of such personal liability for breach of fiduciary duty, except for (i) liability for breach of the duty of loyalty to the Company, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) wrongful payment of dividends or (iv) acts from which an improper personal benefit is derived. Article NINTH also contains provisions requiring indemnification by the Company of its directors and officers to the full extent permitted by law, which provisions extend to expenses reasonably incurred by directors or officers in defense or settlement of actions or proceedings. The Company has entered into specific indemnity agreements with its officers and directors complementing the indemnity and protection afforded under Article NINTH and by any insurance policies the Company may maintain. The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     Article VIII of the Company's By-laws also provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware.

Item  7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.                      Description
Sequential
                                                        Page No.

    4     Long Term Stock Incentive Plan, as amended.

    5 Opinion of Satterlee Stephens Burke & Burke LLP as to legality of the securities being registered

   15     Not Applicable

  23(a)   Consent of Coopers & Lybrand L.L.P.

  23(b)   Consent of Satterlee Stephens Burke & Burke LLP
          (included in opinion filed as Exhibit 5)

  24 Power of Attorney (included on the signature page to this Registration Statement)

  27      Not Applicable

  28      Not Applicable

  29      Not Applicable

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this the 31st day of May, 1995.

                              XCL LTD.

                         /s/ Marsden W. Miller, Jr.
                   By:______________________________
                        Marsden W. Miller, Jr.
                        Chairman


                     POWER OF ATTORNEY

     Each of the undersigned hereby appoints Marsden W. Miller, Jr. and David A. Melman and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments, post-effective amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                    Date

/s/ Marsden W. Miller, Jr.
- --------------------------
Marsden W. Miller, Jr.      Chairman and Director    May 31, 1995

/s/ John T. Chandler
- --------------------------  Chief Executive Officer
John T. Chandler            President and Director   May 31, 1995

/s/ Pamela G. Shanks
- --------------------------
Pamela G. Shanks            Vice President-Finance   May 31, 1995
                            and Chief Financial
                            Officer (principal
                            financial and accounting
                            officer)
/s/ David A. Melman
- --------------------------
David A. Melman             Executive Vice President,May 31, 1995
                            General Counsel, Secretary
                            and Director
/s/ Edmund McIlhenny, Jr.
- --------------------------
Edmund McIlhenny, Jr.       Director                 May 31, 1995

/s/  Arthur W. Hummel, Jr.
- --------------------------
Arthur W. Hummel, Jr.       Director                 May 31, 1995

/s/ Fred Hofheinz
- --------------------------
Fred Hofheinz               Director                 May 31, 1995

/s/ Michael Palliser
- --------------------------
Michael Palliser            Director                 May 31, 1995

/s/ Francis J. Reinhardt, Jr.
- ---------------------------
Francis J. Reinhardt, Jr.   Director                 May 31, 1995